                                                                   EXHIBIT 99.1




              UNAUDITED PROFORMA CONSOLIDATED FINANCIAL INFORMATION

     The accompanying unaudited pro forma consolidated financial information has been derived by the application of pro forma adjustments to our historical consolidated financial statements. The pro forma adjustments give effect to:

- the issuance of 3.7 million shares of common stock for 100% of the stock of R&B Communications. This merger has been accounted for using the purchase method of accounting;

- the increase in our common ownership in the West Virginia Alliance of 34.3%, and the subsequent consolidation (entity was previously accounted for on the equity method, the consolidation will be accounted for as a step transaction) due to:

  - the merger, as R&B Communications owns approximately 34.3% of the common interests of the West Virginia Alliance;

    The adjustments, which are based upon available information and upon certain assumptions that management believes are reasonable, are described in the accompanying notes. The allocation of these adjustments will be different and the difference may be material.

    The unaudited pro forma consolidated financial information should not be considered indicative of actual results that would have been achieved had the transactions been consummated on the date or for the periods indicated and do not purport to indicate results of operations as of any future date or for any future period.

    The unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and the notes thereto.

                                   NTELOS Inc.
                        Unaudited Pro Forma Consolidated
                             Statement of Operations
              For the three months ended March 31, 2001 for NTELOS
For the period from January 1, 2001 to February 13, 2001 for R&B and WV Alliance
                                 (in thousands)




                                                        Acquisitions
                                                  -------------------------
                                      NTELOS         R&B        WV Alliance     Pro Forma       Pro Forma
                                    Historical    Historical     Historical     Adjustments     As Adjusted
                                    ----------    ----------    -----------     -----------     -----------
Operating Revenues
  Wireless communications           $   25,265    $        -    $     2,468     $         -     $    27,733
  Wireline communications               19,915         2,699              -               -          22,614
  Other communication services           2,384             -              -               -           2,384
                                    ----------    ----------    -----------     -----------     -----------
                                        47,564         2,699          2,468               -          52,731
                                    ----------    ----------    -----------     -----------     -----------
Operating Expenses
   Cost of goods sold                   10,184             -          1,388               -          11,572
   Maintenance and support              13,828           981            900               -          15,709
   Depreciation and amortization        16,199           479            437             440 (a)      17,555
   Customer operations                  14,791           417          1,089               -          16,297
   Corporate operations                  4,877           117            378               -           5,372
                                    ----------    ----------    -----------     -----------     -----------
                                        59,879         1,994          4,192             440          66,505
                                    ----------    ----------    -----------     -----------     -----------

Operating income (loss)                (12,315)          705         (1,724)           (440)        (13,774)

Other income (expenses)
   Other expense, principally interest (15,169)           (2)        (1,155)              -         (16,326)
   Net Equity income (loss) from PCS
   and other wireless investees         (1,286)       (1,803)             -           3,089 (b)           -
                                    ----------    ----------    -----------     -----------     -----------
                                       (16,455)       (1,805)        (1,155)          3,089         (16,326)
                                    ----------    ----------    -----------     -----------     -----------
Income (loss) before income taxes
  and minority interest                (28,770)       (1,100)        (2,879)          2,649         (30,100)

Income taxes                           (10,764)         (511)             -            (449)(c)     (11,724)
                                    ----------    ----------    -----------     -----------     -----------

Income (loss) before minority
  interests                            (18,006)         (589)        (2,879)          3,098         (18,376)

Minority Interests                       1,747             -              -          (1,294)(b)         453
                                    ----------    ----------    -----------     -----------     -----------

Net income (loss)                   $  (16,259)   $     (589)   $    (2,879)    $     1,804     $   (17,923)
                                    ==========    ==========    ===========     ===========     ===========

Dividend requirements on
  preferred stock                        4,687             -              -               -           4,687
                                    ----------    ----------    -----------     -----------     -----------
Income (loss) applicable to
  common shares                     $  (20,946)   $     (589)   $    (2,879)    $     1,804     $   (22,610)
                                    ==========    ==========    ===========     ===========     ===========

Net loss per common share - basic
  and diluted                                                                                   $     (1.34)
                                                                                                ===========

Average shares outstanding - basic
  and diluted                                                                                        16,832

Other Data
    EBITDA (d)                           3,884         1,184         (1,287)              -           3,781
    Depreciation and amortization       16,199           479            437             440          17,555
    Interest expense paid or payable
      in cash                           18,197            38          1,155               -          19,390
    Cash flows provided (used in):
      Operating activities              (2,257)        1,494         (1,364)              -          (2,127)
    Investing activities               (13,267)       (2,354)        (2,632)              -         (18,253)
    Financing activities                18,433           (48)         3,997               -          22,382
    Pro forma deficiency of earnings
      to fixed charges                                                                              (30,553)

              Notes to Combined Pro Forma Statements of Operations

The pro forma financial information has been derived by the application of pro forma adjustments to the Company's historical financial statements for the period noted.

(a) The pro forma adjustment to depreciation and amortization expense reflects the application of purchase accounting to R&B and the Alliances.


                                                            Three Months Ended
                                                              March 31, 2001
                                                            --------------------

Purchase accounting (1)
 R&B                                                        $                404
 Alliances                                                                    36
                                                            --------------------
   Total depreciation and amortization expense adjustment   $                440
                                                            ====================
_______________

    (1) The merger with R&B and the consolidation of the Alliances have been accounted for as purchases. Under purchase accounting, the total purchase cost will be allocated to the assets acquired and liabilities assumed, based on valuations and other studies, as of the date of acquisition. The actual allocation of purchase cost and the resulting effect on income from operations may differ significantly from the estimated pro forma amounts included in this offering memorandum. For pro forma purposes, the preliminary goodwill balance is being amortized over twenty years.

(b) Represents the elimination of the equity losses related to the Alliances, previously recorded by NTELOS and R&B and capital contributions made by R&B to the Virginia Alliance. NTELOS controls the Alliances following completion of the Transactions. As such, the Alliances' income statements have been consolidated with ours.

(c) Represents the tax effect of the pro-forma adjustments and the consolidation of the Alliances at the applicable effective tax rate.

(d) EBITDA is defined, for any period, as earnings before income taxes and minority interest, interest expense, interest income, depreciation and amortization, gain/(loss) on sale of fixed assets, net equity income/loss from investees and asset impairment charge. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. EBITDA should not be considered as an alternative to net income as a measure of the Company's operating results or to cash flow as a measure of liquidity. Because EBITDA is not calculated identically by all companies, the presentation herein may not be strictly comparable to other similarly titled measures of other companies.

    Pro forma EBITDA is calculated as follows:

                                                                  Three Months Ended
                                                                    March 31, 2001
                                                                  ------------------
    Pro forma net loss before income taxes and minority interest  $         (30,100)

    Adjustments:
       Other expense, principally interest                                   16,326
       Depreciation and amortization                                         17,555
                                                                  -----------------
    Pro Forma EBITDA                                              $           3,781
                                                                  ==================